Expalnatory Note

RAD Diversified REIT, Inc. has prepared this Form 1A/A solely for the purpose of filing Exhibits 6.2, 6.3, 11, 12 and 13.

INDEX OF EXHIBITS

Exhibit Number	Name
1	Agreement with Broker Dealer*
2.1	Charter of Company (Filed as an exhibit to the issuer’s Offering Statement on Form 1-A (Commission File No. 024-11020) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000172146919000024/ex2a-charter.htm)
2.2	Bylaws of Company (Filed as an exhibit to the issuer’s Offering Statement on Form 1-A (Commission File No. 024-11020) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000172146919000024/ex2a-charter.htm).
4	Form of Subscription Agreement (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex4.htm ).
6.1	Management Agreement (Filed as an exhibit to the issuer’s Offering Statement on Form 1-A (Commission File No. 024-12046) and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922112655/tm2229098d1_ex6-1.htm).
6.2	Employment Agreement of Andrew Nonis
6.3	Employment Agreement of Taylor Green
6.4	Promissory Note Extension Agreement, DHI Fund, LP dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-5.htm ).
6.5	Promissory Note Extension Agreement, DHI Holdings, LP dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-6.htm ).
6.6	Promissory Note Extension Agreement, DDH Fund, LP dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-7.htm ).
6.7	Promissory Note, The Seminar Solutions dated December 20, 2021 (Filed as an exhibit to the issuer’s Annual Report on Form 1-K for the year ended December 31, 2021 and incorporated herein by reference. Available at https://www.sec.gov/Archives/edgar/data/1721469/000110465922070864/tm2218316d1_ex6-8.htm ).
11	Auditors’ consent
12	Legal Opinion
13	Testing the Waters materials

* Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Tampa, Florida, on February 23, 2023.

RAD Diversified REIT, Inc.

By:	/s/ Brandon Dutch Mendenhall

Name:	Brandon Dutch Mendenhall
Title:	President/CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brandon Dutch Mendenhall

Name:	Brandon Dutch Mendenhall
Title:	President and Chief Executive Officer and Director (Principal Executive Officer)
Date:	February 23, 2023

/s/ Andrew Nonis

Name:	Andrew Nonis
Title:	Chief Financial Officer, Treasurer and Principal Accounting Officer
Date:	February 23, 2023

/s/ Amy Vaughn

Name:	Amy Vaughn
Title:	Director
Date:	February 23, 2023

/s/ Allen Pan
Name:	Allen Pan
Title:	Director
Date:	February 23, 2023